UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 7, 2023

INVO BIOSCIENCE, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-39701	20-4036208
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5582 Broadcast Court

Sarasota, FL 34240

(Address of principal executive offices, including zip code)

(978) 878-9505

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	INVO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

1. Closing Agreement—Asset Purchase Agreement. On July 7, 2023, Wood Violet Fertility LLC (“Buyer”), a wholly owned subsidiary of INVO Bioscience, Inc. (the “Company”) entered into a closing agreement (the “APA Closing Agreement”) with Wisconsin Fertility and Reproductive Surgery Associates, S.C., a Wisconsin professional service corporation d/b/a Wisconsin Fertility Institute (“WFRSA”), The Elizabeth Pritts Revocable Living Trust (“Seller”) and Dr. Elizabeth Pritts, an individual and sole trust of Seller (“Dr. Pritts”, and together with the Seller, the “Seller Parties” related to that certain Asset Purchase Agreement dated March 16, 2023 between the parties listed above – the “APA”). Pursuant to the APA Closing Agreement, Buyer and Seller Parties agreed (a) to complete the closing of the Asset Purchase Agreement no later than July 31, 2023, which date may only be extended by mutual agreement of the Buyer and Seller Parties, and (b) that Buyer would pay $10,000 to cover the general legal and closing fees of the Seller Parties. The Company made such payment on July 10, 2023.

2. Closing Agreement—Membership Interest Purchase Agreement. On July 7, 2023, Buyer entered into a closing agreement (the “MIPA Closing Agreement”) with Fertility Labs of Wisconsin, LLC, a Wisconsin limited liability company (“FLOW”), IVF Science, LLC and Dr. Pritts as trustee for the Elizabeth Pritts Revocable Living Trust (each a “FLOW Seller” and collectively the “FLOW Sellers”) and the Sellers’ Representative (as defined in that certain Membership Interest Purchase Agreement dated March 16, 2023 between the parties listed above (the “MIPA”). Pursuant to the MIPA Closing Agreement, Buyer and the FLOW Sellers agreed to (a) complete the closing of the MIPA no later than July 31, 2023, which date may only be extended by mutual agreement of the Buyer and the FLOW Seller, and (b) that Buyer would pay $40,000 to cover the general legal and closing fees of the FLOW Seller. The Company made such payment on July 10, 2023.

In addition, (x) the APA and the MIPA were amended under their respective Closing Agreement described above to provide that any Company stock received as an Additional Payment on any Additional Payment Date (each, as defined in the APA and the MIPA) be appropriately adjusted for any stock split or combination effectuated by the Company, and (y) the APA Closing Agreement and MIPA Closing Agreement provide that unless a new closing date is agreed to in writing the APA and the MIPA would automatically terminate if the closing for each agreement does not occur on or before July 31, 2023.

The foregoing summary of the APA Closing Agreement and the MIPA Closing Agreement do not purport to be complete and are qualified in its entirety by reference to the full text of such APA Closing Agreement and MIPA Closing Agreement which are filed hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 10, 2023, the Company entered into a letter agreement (the “Agreement”) with JAG Multi Investments LLC (“JAG”), a related party to Andrea Goren, our CFO, who is a beneficiary of JAG but does not have any control over JAG’s investment decisions with respect to the Company. In the Agreement, the Company and JAG agreed that (1) JAG would loan the Company $100,000 under a demand promissory note (the “Note”), (2) the date on which JAG can demand payment of principal, fees and any interest under those certain demand promissory previously issued to JAG by the Company for a total of $500,000, of which JAG may demand payment of $500,000 as of the date hereof, be extended to September 30, 2023, (3) the Company would issue JAG a warrant to purchase 150,000 shares of Company common stock (the “Warrant”); and (4) the strike price for the Warrant and the warrant issued to JAG on December 29, 2022 to purchase 350,000 shall be reset to the price of INVO’s pending public offering, if such price is lower than the strike prices then in effect.

If paid prior to August 31, 2023, the Note is interest free until August 31, 2023. For any amount that remains outstanding past August 31, 2023, 10% annual interest would accrue from the date of issuance. At maturity, the Company agreed to pay outstanding principal, accrued interest, if any, and a financing fee of 5% if the Note is repaid by August 9, 2023, or 10% if it is repaid thereafter. The Note is callable with 10 days prior written notice, which may be delivered to the Company starting on September 30, 2023.

The Warrant may be exercised for a period of five (5) years from issuance at a price of $0.189 per share.

The foregoing summaries of the Agreement, Note and Warrant do not purport to be complete and are qualified in its entirety by reference to the full text of such Agreement, Note and Warrant, copies of which are filed hereto as Exhibits 4.1, 4.2 and 4.3, respectively, and incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 11, 2023, the Company received a notice from the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) that, based upon the Company’s non-compliance with the minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) (the “Rule”), as of July 10, 2023, the Nasdaq Hearing Panel (the “Panel”) will consider such non-compliance in its decision regarding the Company’s continued listing on Nasdaq.

The Company plans to timely submit to the Panel confirmation of its plan to regain compliance under the Rule, providing similar information to that presented to the Panel at the Company’s hearing on July 6, 2023.

As previously disclosed, the Company was granted a 180-day grace period to regain compliance with the Rule through July 10, 2023. The Company was unable to do so by that date, which resulted in the issuance of the Staff’s notice.

Item 3.02	Unregistered Sale of Equity Securities

The information set forth in Item 1.01 is incorporated herein by reference. The issuances described under Item 1.01 were exempt pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Exhibit
4.1	Letter Agreement between INVO Bioscience, Inc. and JAG Multi Investments LLC.
4.2	Demand Promissory Note dated July 10, 2023 issued by INVO Bioscience, Inc. in favor of JAG Multi Investments LLC in the amount of $100,000.
4.3	Warrant dated July 10, 2023 issued by INVO Bioscience, Inc. in favor of JAG Multi Investments LLC.
10.1	Closing Agreement—Asset Purchase Agreement.
10.2	Closing Agreement—Membership Interest Purchase Agreement
104	Cover Page Interactive Data File (embedded within the XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 13, 2023	INVO BIOSCIENCE, INC.

/s/ Steven Shum
Steven Shum
Chief Executive Officer

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